UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300

Houston, Texas, 77084

(Address of principal executive offices, including zip code)

(281) 675-3400

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 6, 2017, Rosehill Resources Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the staff of Nasdaq (the “Staff”) has determined that the Company has not demonstrated that it meets the minimum 400 round lot holder requirement for initial listing of its warrants set forth in Nasdaq Listing Rule 5515(a)(4) following the completion of the Company’s business combination on April 28, 2017. In addition, the Staff has determined to suspend and delist the Company’s units that are listed on Nasdaq on the basis that a component of the units, the warrants referenced within, do not satisfy Nasdaq’s round lot shareholder requirement, pursuant to Nasdaq Listing Rule 5225(b)(1)(A).

The Notice provides that unless the Company requests an appeal of the Staff’s determination to a Nasdaq Hearings Panel (the “Panel”), the Company’s warrants and units will be scheduled for delisting from Nasdaq and will be suspended from trading at the opening of business on November 15, 2017, and Nasdaq will remove the Company’s warrants and units from listing and registration on Nasdaq.

The Company intends to appeal the Staff’s determination by submitting a timely request for a hearing, and to present at the hearing the Company’s plan to demonstrate compliance with the round lot holder requirement with respect to its warrants and, if necessary, to request an extension of time within which to do so. The request for a hearing will stay any suspension of trading in the Company’s warrants and units on Nasdaq pending the issuance of the Panel’s decision following the hearing and the expiration of any extension granted by the Panel. If the Company’s appeal is not successful, trading in the Company’s warrants and units on Nasdaq will be suspended, and the Company’s warrants and units will be removed from listing and registration on Nasdaq. If the Company’s warrants and units are delisted and deregistered from Nasdaq, the warrants and units may be eligible for quotation on the OTC Bulletin Board or on the OTC Pink Market. If the Company’s appeal is successful, trading in the Company’s warrants and units will continue on The Nasdaq Capital Market.

The Company was in compliance with all applicable listing requirements with respect to its Class A common stock. Shares of the Company’s Class A common stock will continue to trade on Nasdaq regardless of the Panel’s decision on the continued listing of the warrants and units following the hearing.

Safe Harbor Statement

This Current Report on Form 8-K includes forward-looking statements. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to the Company’s expectations and predictions is subject to a number of risks and uncertainties, including the risk that the Company’s appeal of the Staff’s determination will not be successful, and that as a result the Company’s warrants and units will be delisted and deregistered from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date: November 13, 2017	By:	/s/ R. Craig Owen
	Name:	R. Craig Owen
	Title:	Chief Financial Officer

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